UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2013

Lingas Ventures, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-135852	99-0372219
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
469 Pujols Avenue Fort Benafacio, Manila, Philippines		n/a
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (632) 211-6739

Lingas Resources, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into Material Definitive Agreement

Item 3.03  Material Modification to Rights of Security Holders

Item 5.03  Amendments to Articles of Incorporation or Bylaws

On June 11, 2013, the Company entered into an Agreement and Plan of Merger with its wholly-owned subsidiary – Lingas Prime, Inc., a Nevada corporation (“Sub”), and on June 19, 2013 Sub was merged with and into the Company.  The only change to the Company’s constating documents was to change the name of the Company to “Lingas Ventures, Inc.”

On June 19, 2013 the Company increased its authorized capital stock by 5.8 times to 2,610,000,000 shares of common stock and converted each outstanding share of outstanding common stock into 5.8 shares, except that fractional shares will be rounded up to the next whole share.

The foregoing actions did not require the approval of the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lingas Ventures, Inc.

/s/ John Catagan Ngitew___________________________

John Catagan Ngitew
President, CEO
Date: June 18, 2013

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